Exhibit 10.48

Equity Transfer Agreement

This Agreement is made and entered into on October 31, 2024 by and between

Transferor: Shanghai Zhongyaocheng Mining Industry Co., Ltd. (Hereinafter referred to as Party A)

Unified Social Credit Code: 91360429MADQY2G82P

Transferee: Carbon Source Technologies (Hong Kong) Co., Ltd. (Hereinafter referred to as Party B)

Enterprise Code: 77019034

Target Company: Jiangxi Qihong New Material Technology Co., Ltd. (Hereinafter referred to as the Target Company)

Unified Social Credit Code:

The registered capital of Jiangxi Qihong New Material Technology Co., Ltd. (Hereinafter referred to as the Target Company) is RMB 10 million.Among them, Party A’s registered capital contribution is 10 million yuan, holding 100% of the shares of the target company, but not paid-in.In accordance with relevant laws and regulations, the parties to this Agreement have reached the following terms through friendly negotiation:

Article 1 Subject Matter and Price of Equity Transfer

1. Party a transfers the 51% equity of the Target Company held by it to Party B at the price of 172772. 70 yuan.

2. Other rights attached to the equity are transferred with the transfer of the equity.

3. Taxes and fees involved in the equity transfer shall be borne by Party B.

Article 2 (Commitment and Guarantee)

The transferor guarantees that the equity transferred to the transferee in Article 1 of this contract is legally owned by the transferor.The transferor has the full and effective right of disposition.The Transferor guarantees that the equity transferred by it is free from any pledge or other security right and is not subject to recourse by any third party.

Article 3 (Liability for Breach of Contract)

In case of breach of contract, the defaulting party shall bear all responsibilities.

Article 4 (Method of Dispute Resolution)

1. This Agreement shall be governed by and construed in accordance with the relevant laws of the People’s Republic of China.

2. Any dispute arising from or in connection with this Agreement shall be settled by both parties through friendly negotiation.Submit to Shenzhen International Arbitration Court for arbitration.

Article 5 (Miscellaneous)

1. This Agreement is made in triplicate, one for each party, with the same legal effect.

2. This Agreement shall come into force upon signature by all parties.

(No text below)

Party A (seal/signature):
Legal Representative/Authorized Person:
Date：

Party B (seal/signature): Carbon Source Technologies (Hongkong) Limited
Representative/Authorized
Date

Target Company:
Legal Representative/Authorized Person:
Date